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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                  __________

                                   FORM 8-K

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported):  March 2, 2001

                          SANTA FE GAMING CORPORATION

              (Exact Name of Registrant as Specified in Charter)


           Nevada                        1-9481                   88-0304348
(State or Other Jurisdiction of   (Commission File Number)      (IRS Employer
        Incorporation)                                       Identification No.)


     4336 Losee Rd., Suite 9                          89030
        Las Vegas, Nevada
(Address of Principal Executive Offices)           (Zip Code)

      Registrant's telephone number, including area code:  (702) 658-4300

                                     None
         (Former Name or Former Address, if Changed Since Last Report)
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Item 5.  Other Events.

          Santa Fe Hotel Inc., a wholly-owned subsidiary of Santa Fe Gaming Corporation, completed on March 2, 2001 the acquisition of investment properties in Dorchester, Massachusetts and Gaithersburg, Maryland for an aggregate purchase price of $145.0 million plus expenses, consisting of $12.6 million in cash and $132.4 million of non-recourse indebtedness. The acquisitions are intended to qualify as like-kind exchanges of real property under Section 1031 of the Internal Revenue Code and defer a portion of the federal corporate income tax on the sale of substantially all the assets of Santa Fe Hotel Inc. in October 2000.
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                                  SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                       SANTA FE GAMING CORPORATION



Date:  March 7, 2001             By: /s/ Thomas K. Land
                                     -----------------------------------------
                                               Thomas K. Land
                                               Senior Vice President and
                                               Chief Financial Officer